UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33412	72-1264943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
717 Texas Avenue, Suite 3150
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 910-1875
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On November 14, 2007, Superior Offshore International, Inc. (the “Company”) reported third quarter 2007 earnings. For additional information regarding the Company’s third quarter 2007 earnings, please refer to the Company’s press release attached to this report as Exhibit 99.1 (the “Press Release”). The information in the Press Release is being furnished, not filed, pursuant to Item 2.02. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officer
     On November 8, 2007, the Board of Directors (the “Board”) of the Company appointed Mr. Randy Putman to serve as Vice President and Chief Accounting Officer of the Company. Mr. Putman had been serving as the Company’s Vice President and Controller since August 8, 2007. Prior to joining the Company, Mr. Putman had been the Controller at Highland Homes, a privately owned homebuilding company, from May 1995 to July 2007. Mr. Putman has a Bachelor of Business Administration in Accounting from Texas A&I—Kingsville and is a Certified Public Accountant in the State of Texas.
Resignation of Director
     On November 14, 2007, Louis E. Schaefer, Jr., the Chairman of the Board of the Company, resigned as an officer and director of the Company effective as of November 14, 2007.
Item 8.01 Other Events.
     On November 14, 2007, James L. Persky, a current member of the Board of Directors of the Company and Chairman of the Audit Committee of the Board of Directors, was appointed Chairman of the Board.
Item 9.01 Financial Statements and Exhibits.
     The exhibit listed below is furnished pursuant to Item 2.02 of this Form 8-K.
     (d) Exhibits.

99.1	Press Release issued November 14, 2007 regarding the Company’s third quarter 2007 earnings.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: November 14, 2007	By:	/s/ Roger D. Burks
Roger D. Burks
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued November 14, 2007 regarding the Company’s third quarter 2007 earnings.